Exhibit 23.1

PAULA S. MORELLI CPA P.C.

21 Martha Street
Freeport, N.Y. 11520

Phone/Fax: (516) 378 4258

PAULA S. MORELLI
Certified Public Accountant

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Form 10 Registration Statement of NT Mining Corporation of my report dated April 15, 2009, relating to the audit of the financial statements of NT Mining Corporation for the years ended December 31, 2008 and 2007.

I also consent to the use of the firm’s name in the EXPERTS paragraph of the Registration Statement.

/s/ Paula S. Morelli CPA P.C.

Paula S. Morelli CPA P.C.

Freeport, New York

January 11, 2010